Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated February 10, 2009)
March 31, 2009

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: April 14, 2009

•	Initial valuation date: April 8, 2009

•	Final valuation date: October 8, 2009

•	Maturity date: October 14, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa3 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer**	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Barrick Gold Corporation	TBD	FWP-7	ABX	TBD	16.50%	65.00%	TBD	TBD	TBD	TBD	E-3155	06738Q4K1/ US06738Q4K16
Archer Daniels Midland Company	TBD	FWP-9	ADM	TBD	11.00%	70.00%	TBD	TBD	TBD	TBD	E-3156	06738Q4L9/ US06738Q4L98
Consol Energy Inc.	TBD	FWP-11	CNX	TBD	19.00%	50.00%	TBD	TBD	TBD	TBD	E-3157	06738Q4Q8/ US06738Q4Q85
Deere & Company	TBD	FWP-13	DE	TBD	13.00%	60.00%	TBD	TBD	TBD	TBD	E-3158	06738Q4M7/ US06738Q4M71
Freeport-McMoRan Copper & Gold Inc.	TBD	FWP-15	FCX	TBD	18.00%	60.00%	TBD	TBD	TBD	TBD	E-3159	06738Q4R6/ US06738Q4R68
Intel Corporation	TBD	FWP-17	INTC	TBD	11.00%	65.00%	TBD	TBD	TBD	TBD	E-3160	06738Q4S4/ US06738Q4S42
Ingersoll-Rand Company Limited	TBD	FWP-19	IR	TBD	14.50%	60.00%	TBD	TBD	TBD	TBD	E-3161	06738Q4N5/ US06738Q4N54
Lockheed Martin Corporation	TBD	FWP-21	LMT	TBD	10.00%	75.00%	TBD	TBD	TBD	TBD	E-3162	06738Q4P0/ US06738Q4P03
Lowe’s Companies, Inc.	TBD	FWP-23	LOW	TBD	13.00%	65.00%	TBD	TBD	TBD	TBD	E-3163	06738Q4T2/ US06738Q4T25
Wells Fargo & Company	TBD	FWP-25	WFC	TBD	20.00%	50.00%	TBD	TBD	TBD	TBD	E-3164	06738Q4U9/ US06738Q4U97

*	Annualized Rate
**	The Notes will be sold to certain brokers or dealers at a discount from the initial public offering price of up to the percentage amount set forth here. Accordingly, the percentage amount proceeds to Issuer listed herein is the minimum percentage of the principal amount that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated February 10, 2009, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023309/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa3 by Moody’s Investor Services, Inc. (“Moody’s”). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa3 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

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Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC.

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Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Barrick Gold Corporation

According to publicly available information, Barrick Gold Corporation (the “Company”) is a gold mining company. The Company is governed by the Business Corporations Act (Ontario) resulting from the amalgamation, effective July 14, 1984 under the laws of the Province of Ontario, of Camflo Mines Limited, Bob-Clare Investments Limited and the former Barrick Resources Corporation.

The Company entered the gold mining business in 1983 and has operating mines or projects in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Peru, Chile, Argentina, Pakistan, Russia, South Africa and Tanzania. The Company’s principal products and sources of earnings are gold and copper.

Through a combination of acquisitions and its exploration program, the Company has a project pipeline consisting of ten projects at varying stages of development. The successful development of the Company’s projects is expected to have a significant impact the Company’s future operations. Reflecting higher activity at its Reko Diq, Kabanga, Sedibelo, Cerro Casale and Kainantu projects, the Company expects its 2008 project and development expenses to increase from 2007.

In 2006, with its acquisition of Placer Dome, the Company produced 8.64 million ounces of gold and 367 million pounds of copper. Prior to 2006, the Company did not produce a significant amount of copper. In 2007, the Company’s production was 8.06 million ounces of gold and 402 million pounds of copper, with total cash costs of $350 per ounce and $0.83 per pound, respectively. The processing of lower average ore grades and higher waste stripping contributed to the decrease in 2007 gold production from 2006.

The Company’s head and registered office is located at Brookfield Place, TD Canada Trust Tower, 161 Bay Street, Suite 3700, Toronto, Ontario, M5J 2S1.

The linked share’s SEC file number is 001-9059.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$17.43	$14.11	$15.56
June 30, 2003	$18.97	$14.61	$17.90
September 30, 2003	$21.13	$16.67	$18.83
December 31, 2003	$23.15	$18.35	$22.71
March 31, 2004	$23.89	$19.15	$23.78
June 30, 2004	$24.15	$18.07	$19.75
September 30, 2004	$21.15	$18.14	$21.04
December 31, 2004	$25.52	$20.17	$24.22
March 31, 2005	$26.32	$21.27	$23.96
June 30, 2005	$25.90	$21.09	$25.03
September 30, 2005	$29.95	$23.35	$29.05
December 30, 2005	$29.12	$24.58	$27.87
March 31, 2006	$32.14	$25.13	$27.24
June 30, 2006	$35.93	$26.70	$29.60
September 29, 2006	$34.47	$27.61	$30.72
December 29, 2006	$31.63	$27.64	$30.70
March 30, 2007	$32.56	$26.94	$28.55
June 29, 2007	$31.48	$27.71	$29.07
September 28, 2007	$41.13	$28.94	$40.28
December 31, 2007	$47.71	$37.05	$42.05
March 31, 2008	$54.74	$41.54	$43.45
June 30, 2008	$46.20	$37.00	$45.50
September 30, 2008	$52.47	$26.03	$36.74
December 31, 2008	$39.23	$17.95	$36.77
March 30, 2009	$40.90	$25.54	$32.28

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ABX

Initial price: $32.28

Protection level: 65.00%

Protection price: $20.98

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.978934

Coupon: 16.50% per annum

Maturity: October 14, 2009

Dividend yield: 1.23% per annum

Coupon amount monthly: $13.75

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		100.62%
+ 90%	8.25%		90.62%
+ 80%	8.25%		80.62%
+ 70%	8.25%		70.62%
+ 60%	8.25%		60.62%
+ 50%	8.25%		50.62%
+ 40%	8.25%		40.62%
+ 30%	8.25%		30.62%
+ 20%	8.25%		20.62%
+ 10%	8.25%		10.62%
+ 5%	8.25%		5.62%

0%	8.25%		0.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-4.38%
- 10%	8.25%	-1.75%	-9.38%
- 20%	8.25%	-11.75%	-19.38%
- 30%	8.25%	-21.75%	-29.38%
- 40%	N/A	-31.75%	-39.38%
- 50%	N/A	-41.75%	-49.38%
- 60%	N/A	-51.75%	-59.38%
- 70%	N/A	-61.75%	-69.38%
- 80%	N/A	-71.75%	-79.38%
- 90%	N/A	-81.75%	-89.38%
- 100%	N/A	-91.75%	-99.38%

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Archer Daniels Midland Company

According to publicly available information, Archer Daniels Midland Company (the “Company”) is a processor of oilseeds, corn, wheat, cocoa, and other feedstuffs and is a manufacturer of soybean oil and protein meal, corn sweeteners, flour, biodiesel, ethanol, and other value-added food and feed ingredients. The Company also has a grain elevator and transportation network to procure, store, clean, and transport agricultural commodities, such as oilseeds, corn, wheat, milo, oats, and barley.

The Company’s operations are classified into three main business segments: Oilseeds Processing, Corn Processing and Agricultural Services.

The Company was incorporated in Delaware in 1923, successor to the Daniels Linseed Co. founded in 1902. The number of persons employed by the Company was approximately 27,300 at June 30, 2007.

The linked share’s SEC file number is 001-00044.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$12.83	$10.50	$10.80
June 30, 2003	$13.17	$10.68	$12.87
September 30, 2003	$14.14	$11.95	$13.11
December 31, 2003	$15.24	$13.11	$15.22
March 31, 2004	$17.83	$14.90	$16.87
June 30, 2004	$17.95	$16.05	$16.78
September 30, 2004	$17.00	$14.95	$16.98
December 31, 2004	$22.55	$16.72	$22.31
March 31, 2005	$25.37	$21.35	$24.58
June 30, 2005	$25.30	$17.60	$21.38
September 30, 2005	$24.75	$20.44	$24.66
December 30, 2005	$25.55	$23.24	$24.66
March 31, 2006	$35.50	$24.05	$33.65
June 30, 2006	$46.70	$34.60	$41.28
September 29, 2006	$45.04	$36.50	$37.88
December 29, 2006	$40.00	$31.20	$31.96
March 30, 2007	$37.83	$30.46	$36.70
June 29, 2007	$39.65	$32.06	$33.09
September 28, 2007	$37.02	$31.29	$33.08
December 31, 2007	$47.33	$32.43	$46.43
March 31, 2008	$47.18	$38.25	$41.16
June 30, 2008	$48.95	$31.65	$33.75
September 30, 2008	$33.75	$19.70	$21.91
December 31, 2008	$29.08	$13.53	$28.83
March 30, 2009	$29.49	$24.09	$27.38

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ADM

Initial price: $27.38

Protection level: 70.00%

Protection price: $19.17

Physical delivery amount: 36($1,000/Initial price)

Fractional shares: 0.523009

Coupon: 11.00% per annum

Maturity: October 14, 2009

Dividend yield: 1.93% per annum

Coupon amount monthly: $9.17

FWP-8

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.97%
+ 90%	5.50%		90.97%
+ 80%	5.50%		80.97%
+ 70%	5.50%		70.97%
+ 60%	5.50%		60.97%
+ 50%	5.50%		50.97%
+ 40%	5.50%		40.97%
+ 30%	5.50%		30.97%
+ 20%	5.50%		20.97%
+ 10%	5.50%		10.97%
+ 5%	5.50%		5.97%

0%	5.50%		0.97%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.03%
- 10%	5.50%	-4.50%	-9.03%
- 20%	5.50%	-14.50%	-19.03%
- 30%	5.50%	-24.50%	-29.03%
- 40%	N/A	-34.50%	-39.03%
- 50%	N/A	-44.50%	-49.03%
- 60%	N/A	-54.50%	-59.03%
- 70%	N/A	-64.50%	-69.03%
- 80%	N/A	-74.50%	-79.03%
- 90%	N/A	-84.50%	-89.03%
- 100%	N/A	-94.50%	-99.03%

FWP-9

Consol Energy Inc.

According to publicly available sources, Consol Energy Inc. (“the Company”) is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. That industry generates approximately two-thirds of its output by burning coal or gas, the two fuels the Company produces. During the year ended December 31, 2008, the Company produced high-Btu bituminous coal from 17 mining complexes in the United States, including a fully consolidated, 49% owned, variable interest entity, and a 49% equity affiliate. The Company is the majority shareholder (83.3%) of CNX Gas Corporation. CNX Gas produces pipeline-quality coalbed methane gas from the Company’s coal properties in Pennsylvania, Virginia and West Virginia and oil and gas from properties in Tennessee and Virginia.

The linked share’s SEC file number is 001-14901.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$9.01	$7.28	$8.27
June 30, 2003	$12.31	$7.83	$11.37
September 30, 2003	$11.48	$9.09	$9.29
December 31, 2003	$13.40	$9.34	$12.95
March 31, 2004	$14.25	$10.12	$13.40
June 30, 2004	$18.37	$12.43	$18.00
September 30, 2004	$19.63	$14.92	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.90	$38.14
December 30, 2005	$39.87	$26.81	$32.59
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 30, 2007	$39.65	$29.15	$39.13
June 29, 2007	$49.85	$38.89	$46.11
September 28, 2007	$50.21	$34.37	$46.60
December 31, 2007	$74.18	$45.04	$71.52
March 31, 2008	$84.18	$53.66	$69.19
June 30, 2008	$119.10	$67.33	$112.37
September 30, 2008	$112.21	$36.25	$45.89
December 31, 2008	$44.13	$18.51	$28.58
March 30, 2009	$37.61	$22.49	$25.69

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNX

Initial price: $25.69

Protection level: 50.00%

Protection price: $12.85

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.925652

Coupon: 19.00% per annum

Maturity: October 14, 2009

Dividend yield: 1.57% per annum

Coupon amount monthly: $15.83

FWP-10

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.79%
+ 90%	9.50%		90.79%
+ 80%	9.50%		80.79%
+ 70%	9.50%		70.79%
+ 60%	9.50%		60.79%
+ 50%	9.50%		50.79%
+ 40%	9.50%		40.79%
+ 30%	9.50%		30.79%
+ 20%	9.50%		20.79%
+ 10%	9.50%		10.79%
+ 5%	9.50%		5.79%

0%	9.50%		0.79%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-4.21%
- 10%	9.50%	-0.50%	-9.21%
- 20%	9.50%	-10.50%	-19.21%
- 30%	9.50%	-20.50%	-29.21%
- 40%	9.50%	-30.50%	-39.21%
- 50%	9.50%	-40.50%	-49.21%
- 60%	N/A	-50.50%	-59.21%
- 70%	N/A	-60.50%	-69.21%
- 80%	N/A	-70.50%	-79.21%
- 90%	N/A	-80.50%	-89.21%
- 100%	N/A	-90.50%	-99.21%

FWP-11

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding, nutrient management and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment and supplies. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape and nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
March 30, 2009	$46.73	$24.52	$32.40

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $32.40

Protection level: 60.00%

Protection price: $19.44

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.864198

Coupon: 13.00% per annum

Maturity: October 14, 2009

Dividend yield: 3.43% per annum

Coupon amount monthly: $10.83

FWP-12

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		101.72%
+ 90%	6.50%		91.72%
+ 80%	6.50%		81.72%
+ 70%	6.50%		71.72%
+ 60%	6.50%		61.72%
+ 50%	6.50%		51.72%
+ 40%	6.50%		41.72%
+ 30%	6.50%		31.72%
+ 20%	6.50%		21.72%
+ 10%	6.50%		11.72%
+ 5%	6.50%		6.72%

0%	6.50%		1.72%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-3.28%
- 10%	6.50%	-3.50%	-8.28%
- 20%	6.50%	-13.50%	-18.28%
- 30%	6.50%	-23.50%	-28.28%
- 40%	6.50%	-33.50%	-38.28%
- 50%	N/A	-43.50%	-48.28%
- 60%	N/A	-53.50%	-58.28%
- 70%	N/A	-63.50%	-68.28%
- 80%	N/A	-73.50%	-78.28%
- 90%	N/A	-83.50%	-88.28%
- 100%	N/A	-93.50%	-98.28%

FWP-13

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On March 19, 2007, the Company acquired Phelps Dodge, a fully integrated producer of copper and molybdenum, with mines in North and South America, processing capabilities for other by-product minerals and several development projects, including Tenke Fungurume in the Democratic Republic of Congo (DRC).

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$17.39	$14.43	$15.36
June 30, 2003	$23.13	$15.07	$22.08
September 30, 2003	$31.15	$21.13	$29.82
December 31, 2003	$42.12	$29.51	$37.96
March 31, 2004	$40.46	$31.63	$35.22
June 30, 2004	$35.91	$25.16	$29.87
September 30, 2004	$37.96	$28.42	$36.49
December 31, 2004	$38.34	$30.62	$34.68
March 31, 2005	$39.82	$31.86	$36.37
June 30, 2005	$37.02	$28.94	$34.38
September 30, 2005	$45.95	$34.09	$45.13
December 30, 2005	$52.34	$40.68	$50.43
March 31, 2006	$60.92	$44.16	$56.59
June 30, 2006	$68.36	$41.46	$53.30
September 29, 2006	$59.92	$45.77	$51.96
December 29, 2006	$62.14	$46.44	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 28, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 30, 2008	$127.23	$93.00	$117.19
September 30, 2008	$117.08	$51.24	$56.85
December 31, 2008	$56.20	$15.70	$24.44
March 30, 2009	$43.45	$21.17	$38.53

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $38.53

Protection level: 60.00%

Protection price: $23.12

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.953802

Coupon: 18.00% per annum

Maturity: October 14, 2009

Dividend yield: 3.59% per annum

Coupon amount monthly: $15.00

FWP-14

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.80%
+ 90%	9.00%		91.80%
+ 80%	9.00%		81.80%
+ 70%	9.00%		71.80%
+ 60%	9.00%		61.80%
+ 50%	9.00%		51.80%
+ 40%	9.00%		41.80%
+ 30%	9.00%		31.80%
+ 20%	9.00%		21.80%
+ 10%	9.00%		11.80%
+ 5%	9.00%		6.80%

0%	9.00%		1.80%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.20%
- 10%	9.00%	-1.00%	-8.20%
- 20%	9.00%	-11.00%	-18.20%
- 30%	9.00%	-21.00%	-28.20%
- 40%	9.00%	-31.00%	-38.20%
- 50%	N/A	-41.00%	-48.20%
- 60%	N/A	-51.00%	-58.20%
- 70%	N/A	-61.00%	-68.20%
- 80%	N/A	-71.00%	-78.20%
- 90%	N/A	-81.00%	-88.20%
- 100%	N/A	-91.00%	-98.20%

FWP-15

Intel Corporation

According to publicly available information, Intel Corporation (the “Company”) is a semiconductor chip maker that develops advanced integrated digital technology products, primarily integrated circuits, for the computing and communications industries. Integrated circuits are semiconductor chips etched with interconnected electronic switches. The Company offers products at various levels of integration, allowing its customers flexibility to create advanced computing and communications systems and products. The Company’s products include microprocessors, chipsets, motherboard products, flash memory products, wired and wireless Internet connectivity products, other communications infrastructure products that are the building blocks for modular communications platforms, network service products and software products and services. The Company was incorporated in California in 1968 and reincorporated in Delaware in 1989.

The linked share’s SEC file number is 000-06217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$19.01	$14.88	$16.28
June 30, 2003	$22.92	$16.28	$20.78
September 30, 2003	$29.38	$20.51	$27.51
December 31, 2003	$34.50	$27.59	$32.20
March 31, 2004	$34.60	$26.03	$27.20
June 30, 2004	$29.01	$25.61	$27.60
September 30, 2004	$27.48	$19.64	$20.06
December 31, 2004	$24.99	$20.22	$23.39
March 31, 2005	$25.47	$21.89	$23.23
June 30, 2005	$27.75	$21.94	$26.06
September 30, 2005	$28.84	$23.82	$24.65
December 30, 2005	$27.49	$22.53	$24.96
March 31, 2006	$26.63	$19.31	$19.46
June 30, 2006	$20.27	$16.75	$18.95
September 29, 2006	$20.95	$16.93	$20.57
December 29, 2006	$22.41	$20.04	$20.25
March 30, 2007	$22.30	$18.75	$19.13
June 29, 2007	$24.45	$19.03	$23.76
September 28, 2007	$26.52	$22.09	$25.86
December 31, 2007	$27.99	$24.32	$26.66
March 31, 2008	$26.34	$18.05	$21.18
June 30, 2008	$25.29	$20.50	$21.48
September 30, 2008	$24.75	$17.27	$18.73
December 31, 2008	$18.69	$12.07	$14.66
March 30, 2009	$15.83	$12.05	$14.72

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: INTC

Initial price: $14.72

Protection level: 65.00%

Protection price: $9.57

Physical delivery amount: 67($1,000/Initial price)

Fractional shares: 0.934783

Coupon: 11.00% per annum

Maturity: October 14, 2009

Dividend yield: 3.68% per annum

Coupon amount monthly: $9.17

FWP-16

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		101.84%
+ 90%	5.50%		91.84%
+ 80%	5.50%		81.84%
+ 70%	5.50%		71.84%
+ 60%	5.50%		61.84%
+ 50%	5.50%		51.84%
+ 40%	5.50%		41.84%
+ 30%	5.50%		31.84%
+ 20%	5.50%		21.84%
+ 10%	5.50%		11.84%
+ 5%	5.50%		6.84%

0%	5.50%		1.84%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-3.16%
- 10%	5.50%	-4.50%	-8.16%
- 20%	5.50%	-14.50%	-18.16%
- 30%	5.50%	-24.50%	-28.16%
- 40%	N/A	-34.50%	-38.16%
- 50%	N/A	-44.50%	-48.16%
- 60%	N/A	-54.50%	-58.16%
- 70%	N/A	-64.50%	-68.16%
- 80%	N/A	-74.50%	-78.16%
- 90%	N/A	-84.50%	-88.16%
- 100%	N/A	-94.50%	-98.16%

FWP-17

Ingersoll-Rand Company Limited

According to publicly available information, Ingersoll-Rand Company Limited (the “Company”) is a provider of climate control, industrial and security products. Through its business segments, the Company designs, manufactures, sells and services the following: climate control technologies, including transport temperature control units and refrigerated display merchandisers; industrial technologies, including compressed air systems and tools, as well as the Club Car®, and Ingersoll-Rand® brands; and security technologies, including mechanical and electronic security products.

The Company was organized in 1905 under the laws of the State of New Jersey as a consolidation of Ingersoll-Sergeant Drill Company and the Rand Drill Company, whose businesses were established in the early 1870’s. The Company is the successor to IR-New Jersey following a corporate reorganization that became effective on December 31, 2001.

The linked share’s SEC file number is 001-16831.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$22.81	$17.26	$19.30
June 30, 2003	$24.63	$19.06	$23.66
September 30, 2003	$30.00	$23.00	$26.72
December 31, 2003	$34.10	$26.61	$33.94
March 31, 2004	$36.33	$31.27	$33.83
June 30, 2004	$36.78	$29.55	$34.16
September 30, 2004	$34.90	$31.03	$33.99
December 31, 2004	$41.45	$32.63	$40.15
March 31, 2005	$43.96	$35.88	$39.83
June 30, 2005	$41.27	$35.13	$35.68
September 30, 2005	$41.64	$35.30	$38.23
December 30, 2005	$41.48	$35.68	$40.37
March 31, 2006	$44.50	$36.92	$41.79
June 30, 2006	$48.94	$38.75	$42.78
September 29, 2006	$43.33	$35.00	$37.98
December 29, 2006	$41.74	$35.90	$39.13
March 30, 2007	$45.62	$38.26	$43.37
June 29, 2007	$56.63	$43.39	$54.82
September 28, 2007	$56.25	$44.52	$54.47
December 31, 2007	$55.94	$42.94	$46.47
March 31, 2008	$46.57	$34.46	$44.58
June 30, 2008	$46.78	$36.54	$37.43
September 30, 2008	$41.14	$29.18	$31.17
December 31, 2008	$30.55	$11.76	$17.35
March 30, 2009	$20.20	$11.46	$13.98

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IR

Initial price: $13.98

Protection level: 60.00%

Protection price: $8.39

Physical delivery amount: 71($1,000/Initial price)

Fractional shares: 0.530758

Coupon: 14.50% per annum

Maturity: October 14, 2009

Dividend yield: 5.35% per annum

Coupon amount monthly: $12.08

FWP-18

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		102.68%
+ 90%	7.25%		92.68%
+ 80%	7.25%		82.68%
+ 70%	7.25%		72.68%
+ 60%	7.25%		62.68%
+ 50%	7.25%		52.68%
+ 40%	7.25%		42.68%
+ 30%	7.25%		32.68%
+ 20%	7.25%		22.68%
+ 10%	7.25%		12.68%
+ 5%	7.25%		7.68%

0%	7.25%		2.68%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-2.32%
- 10%	7.25%	-2.75%	-7.32%
- 20%	7.25%	-12.75%	-17.32%
- 30%	7.25%	-22.75%	-27.32%
- 40%	7.25%	-32.75%	-37.32%
- 50%	N/A	-42.75%	-47.32%
- 60%	N/A	-52.75%	-57.32%
- 70%	N/A	-62.75%	-67.32%
- 80%	N/A	-72.75%	-77.32%
- 90%	N/A	-82.75%	-87.32%
- 100%	N/A	-92.75%	-97.32%

FWP-19

Lockheed Martin Corporation

According to publicly available information, Lockheed Martin Corporation (the “Company”) principally researches, designs, develops, manufactures, integrates, operates and sustains technology systems and products, and provides a range of management, engineering, technical, scientific, logistic and information services. The Company serves both domestic and international customers with products and services that have defense, civil and commercial applications, with its principal customers being agencies of the U.S. Government. The Company was formed in 1995 by combining the businesses of Lockheed Corporation and Martin Marietta Corporation. The company was incorporated in Maryland.

The linked share’s SEC file number is 001-11437.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$58.95	$40.64	$47.55
June 30, 2003	$51.60	$43.32	$47.57
September 30, 2003	$54.98	$44.09	$46.15
December 31, 2003	$51.47	$44.79	$51.40
March 31, 2004	$52.19	$43.10	$45.64
June 30, 2004	$52.50	$45.73	$52.08
September 30, 2004	$55.99	$51.06	$55.78
December 31, 2004	$61.76	$52.20	$55.55
March 31, 2005	$61.47	$52.54	$61.06
June 30, 2005	$65.46	$58.28	$64.87
September 30, 2005	$65.22	$59.82	$61.04
December 30, 2005	$64.27	$58.50	$63.63
March 31, 2006	$77.61	$62.52	$75.13
June 30, 2006	$77.95	$69.93	$71.74
September 29, 2006	$86.45	$72.01	$86.06
December 29, 2006	$93.24	$82.83	$92.07
March 30, 2007	$103.50	$91.08	$97.02
June 29, 2007	$100.10	$93.14	$94.13
September 28, 2007	$108.75	$88.86	$108.49
December 31, 2007	$113.74	$103.69	$105.26
March 31, 2008	$110.25	$91.00	$99.30
June 30, 2008	$110.60	$97.80	$98.66
September 30, 2008	$120.29	$98.01	$109.67
December 31, 2008	$109.65	$67.38	$84.08
March 30, 2009	$85.88	$57.43	$69.01

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LMT

Initial price: $69.01

Protection level: 75.00%

Protection price: $51.76

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.490654

Coupon: 10.00% per annum

Maturity: October 14, 2009

Dividend yield: 2.89% per annum

Coupon amount monthly: $8.33

FWP-20

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		101.45%
+ 90%	5.00%		91.45%
+ 80%	5.00%		81.45%
+ 70%	5.00%		71.45%
+ 60%	5.00%		61.45%
+ 50%	5.00%		51.45%
+ 40%	5.00%		41.45%
+ 30%	5.00%		31.45%
+ 20%	5.00%		21.45%
+ 10%	5.00%		11.45%
+ 5%	5.00%		6.45%

0%	5.00%		1.45%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-3.55%
- 10%	5.00%	-5.00%	-8.55%
- 20%	5.00%	-15.00%	-18.55%
- 30%	N/A	-25.00%	-28.55%
- 40%	N/A	-35.00%	-38.55%
- 50%	N/A	-45.00%	-48.55%
- 60%	N/A	-55.00%	-58.55%
- 70%	N/A	-65.00%	-68.55%
- 80%	N/A	-75.00%	-78.55%
- 90%	N/A	-85.00%	-88.55%
- 100%	N/A	-95.00%	-98.55%

FWP-21

Lowe’s Companies, Inc.

According to publicly available information, Lowe’s Companies, Inc. (the “Company”) and its subsidiaries, is a Fortune 50 company and the world’s second largest home improvement retailer, with specific emphasis on retail do-it-yourself customers and do-it-for-me customers who utilize its installation services, and Commercial Business Customers. The Company offers a complete line of products and services for home decorating, maintenance, repair, remodeling, and property maintenance. As of February 1, 2008, the Company operated 1,534 stores in 50 states, with 174 million square feet of retail selling space.

The linked share’s SEC file number is: 1-7898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$21.33	$16.69	$20.41
June 30, 2003	$23.21	$19.15	$21.47
September 30, 2003	$27.95	$20.90	$25.95
December 31, 2003	$30.21	$26.00	$27.69
March 31, 2004	$29.32	$25.38	$28.06
June 30, 2004	$28.12	$24.06	$26.28
September 30, 2004	$27.50	$22.95	$27.18
December 31, 2004	$30.27	$26.95	$28.80
March 31, 2005	$29.99	$27.54	$28.55
June 30, 2005	$30.00	$25.36	$29.11
September 30, 2005	$34.46	$28.62	$32.20
December 30, 2005	$34.85	$28.92	$33.33
March 31, 2006	$34.82	$30.60	$32.22
June 30, 2006	$33.48	$29.58	$30.34
September 29, 2006	$30.85	$26.15	$28.06
December 29, 2006	$31.98	$27.85	$31.15
March 30, 2007	$35.74	$29.87	$31.49
June 29, 2007	$33.19	$30.35	$30.69
September 28, 2007	$32.53	$25.98	$28.02
December 31, 2007	$29.98	$21.76	$22.62
March 31, 2008	$26.87	$19.94	$22.94
June 30, 2008	$27.18	$20.52	$20.75
September 30, 2008	$28.48	$18.00	$23.69
December 31, 2008	$23.73	$15.76	$21.52
March 30, 2009	$23.14	$13.12	$18.45

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LOW

Initial price: $18.45

Protection level: 65.00%

Protection price: $11.99

Physical delivery amount: 54($1,000/Initial price)

Fractional shares: 0.200542

Coupon: 13.00% per annum

Maturity: October 14, 2009

Dividend yield: 1.88% per annum

Coupon amount monthly: $10.83

FWP-22

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.94%
+ 90%	6.50%		90.94%
+ 80%	6.50%		80.94%
+ 70%	6.50%		70.94%
+ 60%	6.50%		60.94%
+ 50%	6.50%		50.94%
+ 40%	6.50%		40.94%
+ 30%	6.50%		30.94%
+ 20%	6.50%		20.94%
+ 10%	6.50%		10.94%
+ 5%	6.50%		5.94%

0%	6.50%		0.94%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.06%
- 10%	6.50%	-3.50%	-9.06%
- 20%	6.50%	-13.50%	-19.06%
- 30%	6.50%	-23.50%	-29.06%
- 40%	N/A	-33.50%	-39.06%
- 50%	N/A	-43.50%	-49.06%
- 60%	N/A	-53.50%	-59.06%
- 70%	N/A	-63.50%	-69.06%
- 80%	N/A	-73.50%	-79.06%
- 90%	N/A	-83.50%	-89.06%
- 100%	N/A	-93.50%	-99.06%

FWP-23

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company provides retail, commercial and corporate banking services through banking stores located in 23 states. It also provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment.

The linked share’s SEC file number is: 001-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$24.57	$21.65	$22.50
June 30, 2003	$26.02	$22.51	$25.20
September 30, 2003	$26.86	$24.45	$25.75
December 31, 2003	$29.59	$25.84	$29.45
March 31, 2004	$29.49	$27.99	$28.34
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 28, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
March 31, 2008	$34.56	$24.42	$29.10
June 30, 2008	$32.34	$23.46	$23.75
September 30, 2008	$42.50	$20.46	$37.53
December 31, 2008	$38.95	$19.90	$29.48
March 30, 2009	$30.09	$7.80	$13.37

*	High, low and closing prices are for the period starting January 1, 2009 and ending March 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $13.37

Protection level: 50.00%

Protection price: $6.69

Physical delivery amount: 74($1,000/Initial price)

Fractional shares: 0.794316

Coupon: 20.00% per annum

Maturity: October 14, 2009

Dividend yield: 9.66% per annum

Coupon amount monthly: $16.67

FWP-24

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		104.83%
+ 90%	10.00%		94.83%
+ 80%	10.00%		84.83%
+ 70%	10.00%		74.83%
+ 60%	10.00%		64.83%
+ 50%	10.00%		54.83%
+ 40%	10.00%		44.83%
+ 30%	10.00%		34.83%
+ 20%	10.00%		24.83%
+ 10%	10.00%		14.83%
+ 5%	10.00%		9.83%

0%	10.00%		4.83%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-0.17%
- 10%	10.00%	0.00%	-5.17%
- 20%	10.00%	-10.00%	-15.17%
- 30%	10.00%	-20.00%	-25.17%
- 40%	10.00%	-30.00%	-35.17%
- 50%	10.00%	-40.00%	-45.17%
- 60%	N/A	-50.00%	-55.17%
- 70%	N/A	-60.00%	-65.17%
- 80%	N/A	-70.00%	-75.17%
- 90%	N/A	-80.00%	-85.17%
- 100%	N/A	-90.00%	-95.17%

FWP-25